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PLANET POLYMER TECHNOLOGIES, INC.                                   EXHIBIT 11.1
STATEMENT OF COMPUTATION OF COMMON AND COMMON EQUIVALENT SHARES
AS OF SEPTEMBER 30, 1998


                                                        Three months ended September 30,      Nine months ended September 30,
                                                        -------------------------------       -------------------------------
                                                            1998               1997               1998               1997
                                                        ------------       ------------       ------------       ------------
Shares outstanding at beginning of period                  5,271,269          5,271,269          5,271,269          5,271,269
    7,337 shares issued on December 15, 1997                   7,337               --                7,337               --
    21,538 shares accrued December 31, 1997                   21,538               --               21,538               --
                                                        ------------       ------------       ------------       ------------
Weighted average number of shares                          5,300,144          5,271,269          5,300,144          5,271,269
                                                                           ============                          ============
    10,169 shares issued on March 15, 1998                    10,169                                 7,413
    8,695 shares issued on June 15, 1998                       8,695                                 3,408
    13,483 shares issued on September 15, 1998                 2,198                                   740
                                                        ------------                          ------------
Weighted average number of shares                          5,321,206                             5,311,705
                                                        ============                          ============